UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2018
Date of Report (Date of earliest event reported)

LIVING 3D HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-01900

NEVADA (State or other jurisdiction of incorporation)	87-0451230 (I.R.S. Employer Identification No.)

RM. 1801-02, OFFICE TOWER TWO, GRAND PLAZA, 625 NATHAN ROAD, MONGKOK, KOWLOON, HONG KONG (Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 3563-9280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we”, “us”, “our”, and the “Company” refer to Living 3D Holdings, Inc., a Nevada corporation, unless otherwise noted.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS

(b)  Effective February 7, 2018, the following appointment to the Board of Directors of Living 3D Holdings, Inc. occurred:

1.Mr. Lau, Wai Tak Edward was appointed to serve as a director of the Company.

(c)  The following background information relates to the newly appointed director.

Mr. Edward Lau, aged 32, joined the Company in January 2018. Mr. Lau is the founder and CEO of Pareto International Holding Limited and Home Medical Group where he has gained substantial experience in the sale and marketing in the business of technology and healthcare. Prior to that, he served in Li Ka Shing Foundation and has successfully curated a number of projects in Mainland China. Mr. Lau is now responsible for the marketing of the Company. Mr. Lau has over 9 years of experience in the curating and marketing of business in technology and finance and has developed well established connections in the industries through his extensive experience. Mr. Lau was graduated from the University of London with an honors degree in Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 9, 2018	Living 3D Holdings, Inc. Registrant /s/ MAN WAH STEPHEN YIP BY: Man Wah Stephen Yip, Chairman of the Board of Directors